Exhibit 23.1


               CONSENT OF ERNST & YOUNG LLP INDEPENDENT AUDITORS



         We consent to the reference to our firm in the Registration Statement (Form S-8 No. 33-00000) pertaining to the Precision Auto Care, Inc. 1998 Employee Stock Purchase Plan and to the incorporation by reference therein of our reports dated (a) August 15, 1997, with respect to the balance sheet of Precision Auto Care, Inc., (b) August 15, 1997, with respect to the consolidated financial statements of WE JAC Corporation, (c) March 28, 1997, with respect to the consolidated financial statements of Miracle Industries, Inc., (d) March 21, 1997, with respect to the financial statements of Lube Ventures, Inc., and (e) March 21, 1997, with respect to the financial statements of Prema Properties, Ltd., included in the Registration Statement (Form S-1) and related Prospectus of Precision Auto Care, Inc. for the registration of 2,443,600 shares of its common stock.

Vienna, Virginia
March 30, 1998



                                                           /s/ Ernst & Young LLP
                                                           _____________________
                                                               Ernst & Young LLP